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                                                                   Exhibit 10.23


                     TERAYON COMMUNICATION SYSTEMS INC.

                              ANTI-DILUTON WAIVER



1.     Recitals
       --------

       (a) The undersigned is the holder (the "Holder") of the Anti-Dilution Warrant to Purchase Shares of Common Stock of Terayon Communication Systems, a California corporation (the "Company") dated April 6, 1998 (the "Anti-Dilution Warrant").

       (b) On or before March 8, 1999 (the "Waiver Termination Date), the Company expects to close the sale of up to 3,737,500 shares of Common Stock of the Company pursuant to a firmly underwritten public offering led by BT Alex. Brown and others, pursuant to an S-1 Registration Statement, as amended, numbered 333-69699 initially filed with the Securities and Exchange Commission on December 24, 1998 (the "Offering").

       (c) Upon the closing of the Offering (including the closing of the sale of shares of Common Stock pursuant to an over-allotment option granted in connection with the Offering), the Holder may be entitled to an adjustment under the Anti-Dilution Warrant to receive additional shares of Common Stock of the Company for nominal consideration.

       (d) On June 9, 1998, the Company adopted an employee stock purchase plan (the "1998 Employee Stock Purchase Plan") entitling its employees to purchase shares of Common Stock of the Company at discounts of no more than 15% of the fair market value of such stock on the relevant dates specified in the 1998 Employee Stock Purchase Plan.

       (e) Upon the Company's issuance to its employees of shares purchased under the 1998 Employee Stock Purchase Plan, the Holder may be entitled under the Anti-Dilution Warrant to receive additional shares of Common Stock of the Company for nominal consideration.

       (f) The events referred to in Recitals 1(c) and (e) above shall be referred to as the "Anti-Dilution Issuances."

2.     The Waiver.  The Holder hereby waives its right to the Anti-Dilution
       ----------
       Issuances that would arise upon:

       (a) the closing of the Offering (including the closing of the sale of shares of Common Stock pursuant to an over-allotment option granted in connection with the Offering); and
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       (b)    upon the purchase by any employees of the Company of any shares of
              Common Stock under the 1998 Employee Stock Purchase Plan as presently constituted.

       Provided, however, that (i) such waiver shall not be effective until immediately prior to the closing of the Offering, (ii) such waiver shall be effective only if the Company sells less than 5,000,000 shares upon the Closing of the Offering (including the closing of the sale of shares of Common Stock pursuant to an over-allotment option granted in connection with the Offering) and the Company closes the Offering on or prior to the Waiver Termination Date, and (iii) other than shares issued pursuant to the 1998 Employee Stock Purchase Plan, this waiver shall not be effective as to any other shares issued by the Company prior to or after the closing of the Offering (including the underwriters in connection with the Offering).

Dated:  January 19, 1999.


                                  SHAW COMMUNICATIONS INC.


                                  By:   /s/ Michael D'Arella
                                       ---------------------------------------
                                       Name:  Michael D'Avella
                                       Title:  Senior Vice-President, Planning